Exhibit 4.2

Execution Version

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of March 1, 2022 (this “Amendment”), is by and among U.S. WELL SERVICES, INC., a Delaware corporation (the “Company”), and each of the holders of registrable securities listed on the signature pages hereto (collectively, the “Holders”).

WHEREAS, on February 28, 2022, the Company entered into that certain Consent and Sixth Amendment to the Senior Secured Term Loan Credit Agreement (the “Term Loan Amendment”) with the lenders and other parties thereto, pursuant to which certain lenders agreed to make certain Term C Loans (as defined in the Term Loan Amendment);

WHEREAS, as a condition to the lenders making the Term C Loans, the Company agreed to issue warrants (the “Warrants”) exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share;

WHEREAS, on February 28, 2022, the Company entered into a registration rights agreement with such initial lenders (the “Registration Rights Agreement”) to provide certain registration and other rights for the holders of the Warrants;

WHEREAS, on the date hereof, the Company issued and sold additional Warrants to THRC Holdings, LP (“THRC”), David Matlin (“Matlin”) and Peter Schoels (the “Schoels”) in connection with additional Term C Loans made by each;

WHEREAS, the Company desires to amend the Registration Rights Agreement in order for each of THRC, Matlin and Schoels to join the Registration Rights Agreement as a “Holder” and as a “Purchaser”, to amend Section 2.1(a) of the Registration Rights Agreement, and to make certain related revisions to the Registration Rights Agreement;

WHEREAS, pursuant to Section 3.12 of the Registration Rights Agreement, the Registration Rights Agreement may be amended or modified by the Company and the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement); and

WHEREAS, the Holders hold a majority of the Registrable Securities.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments to Registration Rights Agreement.

a.	The definition of “Warrants” in Section 1.1 of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

“Warrants” means the Warrants to be sold to the Purchasers in connection with the Debt Financing Agreements, including to any lender making an additional Term C Loan.

b.	Section 2.1(a) of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

Shelf Registration. USWS shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering 15,000,000 shares of the Registrable Securities on or before the Shelf Registration Filing Deadline. The initial Shelf Registration Statement shall allocate such Registrable Securities among the Holders on a pro rata basis. USWS shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective no later than four months following the initial filing of a Shelf Registration Statement. USWS will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). Any Holder or Holders shall have the option and right from time to time, exercisable by delivering a written notice to USWS (a “Demand Notice”), to require registration of a minimum of $10 million of additional Registrable Securities not covered by a Shelf Registration Statement at the time of the Demand Notice. USWS shall use its commercially reasonable efforts to amend the initial Shelf Registration Statement or file a new Shelf Registration Statement, within 10 Business Days of the Demand Notice to include such additional Registrable Securities. USWS will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by USWS. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, USWS shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

c.	Schedule A to the Registration Rights Agreement is amended to add the following Purchaser notice addresses.

David Matlin

61 Cedar Point Lane

Sag Harbor, New York 11963

Email: matlin@mpasset.com

Peter Schoels

1025 Morse Blvd.

Singer Island, Florida 33404

Email: schoels@matlinpatterson.com

2. Joinder. THRC, Matlin and Schoels each hereby joins in, and agrees to be bound by, and each of the Company and the Holders hereby agrees that THRC, Matlin and Schoels shall each have the benefit of, all of rights and obligations under the Registration Rights Agreement as a Purchaser (except with respect to the recitals to the Registration Rights Agreement) and as a holder of Registrable Securities.

3. Effect of Amendment. This Amendment shall be construed in connection with and as part of the Registration Rights Agreement. Except as hereby expressly amended by this Amendment, all terms of the Registration Rights Agreement are hereby ratified and shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Registration Rights Agreement are hereby released, diminished or impaired. The provisions of Section 3.8 and Section 3.9 of the Registration Rights Agreement captioned “Governing Law, Submission to Jurisdiction” and “Waiver of Jury Trial,” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Amendment mutatis mutandis.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

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IN WITNESS WHEREOF, the Parties hereto execute this Amendment, effective as of the date first above written.

COMPANY:

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Kyle O’Neill
Chief Financial Officer

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Signature Page to First Amendment to Registration Rights Agreement

HOLDERS:

CRESTVIEW III USWS, L.P.

By: Crestview III USWS GenPar, LLC,
its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

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Signature Page to First Amendment to Registration Rights Agreement

THRC HOLDINGS, LP

By:	/s/ Matthew D. Wilks
Name: Matthew D. Wilks
Title: VP, Investment

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Signature Page to First Amendment to Registration Rights Agreement

/s/ David Matlin
David Matlin

/s/ Peter Schoels
Peter Schoels

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Signature Page to First Amendment to Registration Rights Agreement